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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-05679 of Outdoor Systems, Inc. on Form S-8 of our reports dated February 14, 1997, except for Note 16 as to which the date is March 26, 1997, appearing in this Annual Report on Form 10-K of Outdoor Systems, Inc. of the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 31, 1997